Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-59086) and Form S-8 (Nos. 333-39239, 333-41815, 333-42443, 333-68250 and 333-117567) of Rayovac Corporation of our report dated February 27, 2004 relating to the financial statements of United Pet Group, Inc. and its subsidiaries, which appears in the Current Report on Form 8-K/A of Rayovac Corporation dated February 7, 2005.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 11, 2005